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                                                                   Exhibit 10.13


                                   J. ROGER FAHERTY
                                   LELAND H. NOLAN
                                   DONALD MCDONALD
                                 C/O DIRECTRIX, INC.
                               536 BROADWAY, 6TH FLOOR
                               NEW YORK, NEW YORK 10012

July 21, 1998

DIRECTRIX, INC.
536 Broadway
New York, New York  10012


RE:  REVOLVING LOAN COMMITMENT
     -------------------------

Ladies and Gentlemen:

We are pleased to advise you that J. Roger Faherty, Leland H. Nolan and Donald McDonald (the "Lenders") have agreed to provide the following committed revolving line of credit for general corporate purposes ("Credit Facility") for Directrix, Inc., a to-be-formed Delaware corporation ("Borrower"). The Lenders' commitment shall be deemed effective on the Closing Date (as that term is defined in the Agreement and Plan of Merger ("Merger Agreement") between Playboy Enterprises, Inc. ("PEI"), Spice Entertainment Companies, Inc. ("Spice"), New Playboy, Inc., Playboy Acquisition Corp., and Spice Acquisition Corp.), is specifically subject to the terms and conditions provided for herein and shall terminate on the Maturity Date (as defined below). This Agreement, together with the Loan Agreement, Revolving Credit Note, each Facility Document (as such terms are defined below) and any other agreements, instruments and documents related to any of the foregoing are collectively referred to as the "Facility Documents."

     1.   LOAN COMMITMENT.  The Credit Facility will be in the maximum principal
amount of $1.5 million (the "Committed Amount").   The Borrower may use any
borrowed amount under the Credit Facility (each an "Extension of Credit" and collectively, the Extensions of Credit") for general corporate purposes and may borrow, repay, reborrow or reutilize Extensions of Credit while the Credit Facility is available and prior to the Maturity Date, as it may see fit.

          1.1 This Credit Facility shall terminate and each Extension of Credit shall be due and payable, together with any accrued interest on the date that is the second anniversary of the Closing Date (the "Maturity Date") or earlier as provided for in Section 9 below. The first Extension of Credit will be available on the Closing Date.

          1.2 Interest on each Extension of Credit shall accrue daily at the rate of 11% per annum ("Base Rate") determined on the basis of the actual
calendar days elapsed and a 365 day year.   Any amounts that have become due and
payable in accordance with this Agreement, any Facility Document or otherwise and remain unpaid shall accrue interest thereafter until


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payment in full is made at an interest rate per annum equal to 2% above the Base
Rate ("Default Rate"), shall be determined on the basis of the actual calendar days elapsed and a 365 day year, and shall be payable upon the Lenders' demand therefor.

          1.3 When the Borrower desires to obtain an Extension of Credit, a duly authorized officer of the Borrower shall so advise the Lenders in writing. Each request shall specify the amount of the proposed Extension of Credit and the Borrower's account to which the proceeds shall be paid. Once all of the conditions precedent set forth in Sections 7 and/or 8 have been satisfied, the Lenders shall credit the specified Borrower account with the amount of the Extension of Credit.

          1.4 The Borrower and Lenders shall execute a Loan and Security Agreement ("Loan Agreement") to reflect the terms of the Credit Facility. A note (the "Revolving Credit Note") shall evidence the Extensions of Credit. The Borrower shall expressly authorize the Lenders to record, from time to time, each Extension of Credit under this Agreement on schedules attached to the Revolving Credit Note.

     2. PREPAYMENTS. Borrower shall have the right at any time to prepay all or a portion of the Extensions of Credit without penalty or premium. Borrower shall be required to make mandatory prepayments of the Credit Facility in an amount equal to (a) the net cash proceeds if Borrower or one of its subsidiaries disposes of any material portion of its property or assets, (b) the net cash proceeds received from any merger, recapitalizations or joint venture transaction, or any debt or equity issuance, or (c) the aggregate amount of Extensions of Credit outstanding upon a change in control of the Borrower.

     3. COLLATERAL. Borrower shall grant the Lenders a first priority perfected security interest in all of Borrower's and its subsidiaries' assets, including, accounts receivable, equipment, intellectual property, general intangibles, and including all proceeds and replacements of, accessions to, and substitutions for the foregoing assets and interests in property, subject only to any existing liens on such assets in favor of Vendor Capital Group and IBM Credit Corporation.

     4. GUARANTEES. Each of Borrower's subsidiaries, as deemed appropriate by Lenders, shall guarantee the Credit Facility ("Guaranty Document"). Borrower shall pledge the stock of each such subsidiary to Lenders.

     5. FINANCIAL COVENANTS. Lender and Borrower agree to negotiate in good faith certain affirmative and negative covenants (including net revenues, EBITDA, net worth and working capital) consistent with an asset-based loan facility of this type and based on Borrower's results of operations for its first fiscal year to be included in the Loan Agreement. Borrower will become subject to the financial covenants commencing one year after the Closing Date.

     6. GRANT OF WARRANTS. In consideration of the Lenders' commitment to provide the Credit Facility, Borrower will grant to the Lenders an aggregate of 45,000 warrants ("Lender Warrants") to acquire Borrower Common Stock, to be apportioned among the Lenders in accordance with the percentages set forth in
Section 10 or as the Lenders shall mutually agree. The Lender Warrants shall entitle the holder thereof to purchase at any time prior to 10 years


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Directrix, Inc.
July 21, 1998
Page 3


after the Closing Date Borrower Common Stock at an exercise price of $.01 per share. In addition each of the Lenders will have the right to one demand and piggyback rights to register the Lender Warrants and the Borrower Common Stock issuable upon exercise of the Lender Warrants

     7. CONDITIONS PRECEDENT. Prior to making the initial Extension of Credit to the Borrower and on or prior to the Closing Date, the Lenders shall have received each of the following agreements, instruments and other documents executed by Borrower and in form and substance reasonably satisfactory to the Lenders and/or the following actions shall have occurred:

          7.1    The Loan Agreement and Revolving Credit Note;

          7.2 Such security agreements, financing statements, stock pledge agreements, guaranty agreements and other agreements and/or documentation to reflect the liens and security interests in the collateral as contemplated by
Section 3 and the subsidiary guarantees as contemplated by Section 4;

          7.3    The Lender Warrants;

          7.4 Certified copies of the Borrower's articles of incorporation, bylaws, other organizational documents and a certified copy of resolutions of the Borrower's board of directors authorizing the entering into the Credit Facility;

          7.5 A certified copy of an incumbency certificate of the Borrower certifying that the officers executing and delivering the Facility Documents on behalf of the Borrower are duly elected Borrower officers with authority to bind the Borrower with respect to such Facility Documents and the transactions contemplated thereby and authorizing those Borrower officers authorized to request Extensions of Credits;

          7.6 Payment of all of the Lenders' legal and other professional fees in connection with the transactions contemplated by this Agreement; and

          7.7 All other resolutions, authorizations, approvals, powers, consents, licenses and documents as may be necessary or otherwise required by the Lenders.

     8. CONDITIONS PRECEDENT TO EACH EXTENSION OF CREDIT. In addition to the conditions precedent specified in Section 7 with respect to the initial Extension of Credit hereunder, prior


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Directrix, Inc.
July 21, 1998
Page 4


to making any Extension of Credit to the Borrower hereunder, the Lenders shall be satisfied that each of the following conditions are met:

          8.1 The amount of the requested Extension of Credit, together with all other Extensions of Credit outstanding, shall not exceed the Committed Amount; and

          8.2 When Lenders make an Extension of Credit and after giving effect thereto, no Event of Default (as defined in Section 9) or any event or circumstance which, with the giving of notice or the lapse of time or both, would constitute an Event of Default has occurred or is continuing under any of the Facility Documents.

     9. EVENTS OF DEFAULT AND REMEDIES. The occurrence of any of the following events or conditions shall constitute an event of default (an "Event of Default") with respect to Borrower under this Agreement:

          9.1 Any amounts due under the Credit Facility are not paid within 5 days after the due date thereof;

          9.2 Any event of default occurs and is continuing with respect to any of the Facility Documents or (ii) the failure or refusal of the Borrower to properly perform, observe or comply with any condition, obligation, covenant or agreement (other than an obligation specified in Section 9.1) to be performed, observed or complied with by the Borrower in any of the Facility Documents, and such failure or refusal continues for a period of 30 days, or for such lesser period as provided for in any of Facility Documents, after written notice thereof from the Lenders;

          9.3    The Borrower or any subsidiary party to the Guaranty Documents
(i) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation which is not dismissed, discharged, stayed or restrained within 30 days of the institution or presentation thereof; (v) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;
(vii) has a distress, execution, attachment, sequestration or other legal process


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Directrix, Inc.
July 21, 1998
Page 5


levied, enforced or sued on or against all or substantially all its assets and such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (viii) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vii) (inclusive); or
(ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

Upon the occurrence and during the continuance of an Event of Default, the Lenders will have the option, upon notice to the Borrower, of taking one or more of the following actions: (i) declaring any or all unpaid Extensions of Credit, together with unpaid accrued interest thereon, and any or all other amounts payable to the Lenders under the Facility Documents or otherwise to be immediately due and payable and/or (ii) terminating immediately any unutilized Committed Amount and/or terminating the Lenders' obligation to provide any additional Extensions of Credit and/or (iii) exercising its rights and remedies against any collateral or any other person or entity pursuant to any Facility Documents; provided, however, that if an Event of Default specified in clause
(iii) shall occur, no such notice need be given by the Lenders to the Borrower.

     10. APPORTIONMENT OF LOAN COMMITMENT; APPOINTMENT OF LEAD LENDER. Each of the Lenders aggress to provide the following percentages of each Extension of Credit made under the Credit Facility:

          Faherty        60.00%
          Nolan          26.67%
          McDonald       13.33%.

          10.1 The Lenders hereby appoint Roger Faherty to act as the lead Lender ("Lead Lender"). In his capacity as the Lead Lender, Mr. Faherty is hereby authorized to act on behalf of all of the Lenders and receive all notices and communications addressed to the Lenders. The Lenders may replace Mr. Faherty as Lead Lender. If they do, the Lenders shall provide Borrower with written notice of the new Lead Lender.

     11. POSSIBLE REPLACEMENT OF CREDIT FACILITY. The parties acknowledge that Borrower may attempt to secure alternate financing prior to the Closing Date.
If Borrower is successful in obtaining alternate financing and does not utilize the Credit Facility provided for herein, Borrower shall give Lenders written notice thereof and shall be obligated to grant to the Lenders on the Closing Date one-half of the number of Lender Warrants provided for in Section 6.


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Directrix, Inc.
July 21, 1998
Page 6


     12.  GENERAL PROVISIONS.

          12.1 COUNTERPARTS. This Agreement may be executed in one or more counterpart copies. Each counterpart copy shall constitute an agreement and all of the counterpart copies shall constitute one fully executed agreement. This Agreement may be executed on facsimile counterparts. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

          12.2 ASSIGNMENT. This Agreement may not be assigned without the other parties' prior written consent, such consent not to be unreasonably
withheld.   The Lenders shall have the right to assign their rights and obligations hereunder provided (I) such assignee is owned by the assigning Lender, (ii) the assignee agrees to assume the assigning Lender's obligations hereunder and (iii) the assigning Lender unconditionally guarantees the assignee's obligations hereunder.

          12.3 GOVERNING LAW. New York State law shall govern this Agreement and all of the Facility Documents. All parties agree that any litigation, action or proceeding relating to this Loan Commitment shall be heard only in the US District Court for the Southern District of New York or in a New York State Court in New York City.

          12.4 WAIVER OF JURY TRIAL. The Borrower hereby irrevocably waives all right to trial by jury in any suit, action or proceeding arising out of or relating to this Agreement or any of the other Facility Documents.

          12.5 NOTICES. All notices or other formal communications under this Loan Commitment must be in writing. They may be sent by personal delivery, facsimile, prepaid recognized overnight air express delivery or prepaid certified mail, return receipt requested . The parties' current addresses are as stated on the first page of this Loan Commitment. The notices and other formal communications should be sent to the attention of the following persons:

          (a)    DIRECTRIX:  Attention: Chairman,
                 Facsimile number 212-941-7846; and

          (b)    LENDERS: J. Roger Faherty
                 Facsimile No. 212-941-7846.

          12.6 HEADINGS, ETC. Paragraph headings are for convenience only. If any provision of this Loan Commitment is prohibited or unenforceable in any jurisdiction, the


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Directrix, Inc.
July 21, 1998
Page 7


provision shall, as to that jurisdiction only, be ineffective to the extent of the prohibition or unenforcability without invalidating the remaining provisions.

          12.7 ENTIRE AGREEMENT. This Agreement and the other Facility Documents constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersedes all oral communication and prior writings with respect thereto.

If the foregoing correctly reflects your understanding of the matters described herein, please sign below and return a fully executed copy to us.

DIRECTRIX, INC.


By: /s/
   -------------------------
      John Sharpe,
      Vice President & Chief Financial Officer

LENDERS


/s/
----------------------------
J. Roger Faherty


/s/
----------------------------
Leland H. Nolan


/s/
----------------------------
Donald J. McDonald